Exhibit 99.3

Consolidated financial statements of SILANIS INTERNATIONAL LIMITED

SILANIS INTERNATIONAL LIMITED

Deloitte LLP

La Tour Deloitte

1190 Avenue des

Canadiens-de-Montréal

Suite 500

Montréal QC H3B 0M7

Canada

Tel.: 514-393-7115

Fax: 514-390-4116

www.deloitte.ca

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of Silanis International Limited

We have audited the accompanying consolidated financial statements of Silanis International Limited and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Silanis International Limited and its subsidiary as of December 31, 2014 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte LLP

January 29, 2016

Montreal, Canada

[1]	CPA auditor, CA, public accountancy permit No. A109522

SILANIS INTERNATIONAL LIMITED

Consolidated balance sheets

(in Great Britain Pounds (“GBP”))

	As at
	December 31, 2014 £	September 30, 2015 (unaudited) £
Assets
Current assets
Prepaid expenses	14,572	8,637
Non-current asset
Investment in associate (Note 3)	86,016	—

	100,588	8,637

Liabilities
Current liabilities
Amounts payable to an associate (Note 7)	58,793	25,715
Non-current liabilities
Capital distribution in excess of investment in associate (Note 3)	—	58,793

	58,793	84,508

Shareholders’ Equity
Share capital (Note 4)	282,500	282,500
Additional paid in capital (Note 5)	10,096,250	10,096,250
Translation reserve	2,296,070	2,298,490
Deficit	(12,633,025)	(12,753,111)

	41,795	(75,871)

	100,588	8,637

The accompanying notes are an integral part of the consolidated financial statements.

SILANIS INTERNATIONAL LIMITED

Consolidated statements of loss and comprehensive loss

(in GBP)

	For the
	Year ended December 31, 2014 £	Nine months ended September 30, 2014 (unaudited) £	Nine months ended September 30, 2015 (unaudited) £
Operating expenses
General and administrative	61,090	39,804	31,650

Share of loss of associate (Note 3)	1,362,491	772,490	88,436

Net loss for the period	1,423,581	812,294	120,806

Other comprehensive income for the period Translation adjustment	482,267	432,188	2,420

Total comprehensive loss for the period	941,314	380,106	117,666

The accompanying notes are an integral part of the consolidated financial statements.

SILANIS INTERNATIONAL LIMITED

Consolidated statements of changes in equity

(in GBP)

	For the year ended December 31, 2014				Total
	Share capital	Additional paid in capital	Deficit	Translation reserve
	£	£	£	£	£

Balance, beginning of year	282,500	10,096,250	(11,209,444)	1,813,803	983,109

Net loss	—	—	(1,423,581)	—	(1,423,581)
Other comprehensive income – translation adjustment	—	—	—	482,267	482,267

Total comprehensive loss	—	—	(1,423,581)	482,267	(941,314)

Balance, end of year	282,500	10,096,250	(12,633,025)	2,296,070	41,795

	For the nine months ended September 30, 2014				Total
	Share capital	Share Premium	Retained deficit	Translation reserve
	£ (unaudited)	£ (unaudited)	£ (unaudited)	£ (unaudited)	£ (unaudited)

Balance, beginning of period	282,500	10,096,250	(11,209,444)	1,813,803	983,109

Net loss	—	—	(812,294)	—	—
Other comprehensive income – translation adjustment	—	—	—	432,188	432,188

Total comprehensive loss			(812,294)	432,188	(380,106)

Balance, end of period	282,500	10,096,250	(12,021,738)	2,245,991	603,003

	For the nine months ended September 30, 2015				Total
	Share capital	Share Premium	Retained deficit	Translation reserve
	£ (unaudited)	£ (unaudited)	£ (unaudited)	£ (unaudited)	£ (unaudited)

Balance, beginning of period	282,500	10,096,250	(12,633,025)	2,296,070	41,795

Net loss	—	—	(120,086)	—	(120,086)
Other comprehensive income – translation adjustment	—	—	—	2,420	2,420

Total comprehensive loss	—	—	(120,086)	2,420	(117,666)

Balance, end of period	282,500	10,096,250	(12,753,111)	2,298,490	(75,871)

The accompanying notes are an integral part of the consolidated financial statements.

SILANIS INTERNATIONAL LIMITED

Consolidated statement of cash flows

(in GBP)

	For the
	Year ended December 31, 2014 £	Nine months ended September 30, 2014 (unaudited) £	Nine months ended September 30, 2015 (unaudited) £
Operating activities
Net loss	(1,423,581)	(812,294)	(120,086)
Adjustments for
Share of loss on investment in associate	1,362,491	772,490	88,436

	(61,090)	(39,804)	(31,650)
Net changes in non-cash working capital items
Prepaid expenses	2,297	(4,087)	5,935
Amount payable to an associate	58,793	43,891	25,715

	61,090	39,804	31,650

Net change in cash	—	—	—
Cash, beginning of period	—	—	—

Cash, end of period	—	—	—

Non-cash financing transaction
Capital distribution received from associate	129,483	129,483	58,793

The accompanying notes are an integral part of the consolidated financial statements.

SILANIS INTERNATIONAL LIMITED

Notes to the consolidated financial statements

December 31, 2014

(in GBP)

1. Nature of Operations

Silanis International Limited and its wholly-owned subsidiary’s (collectively the “Company”) principal activity is holding an investment in Silanis Technology Inc. (“Silanis”).

The Company’s head office address is 8200 Boulevard Décarie #300, Montréal, QC H4P 2P5.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Silanis International Limited and its wholly-owned subsidiary, Silanis Canada Inc. Intercompany accounts and transactions have been eliminated in consolidation.

Interim Financial Statements

The accompanying unaudited consolidated interim financial statements for the periods ended September 30, 2014 and 2015, have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal and recurring nature.

Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates and assumptions include the determination of the significant influence of the investment in an associate. Actual results could differ from those estimates.

Foreign Currency Translation and Transactions

The financial position and results of the operations are measured using the GBP as the functional currency. Accordingly, assets and liabilities are translated into GBP using current exchange rates as of the balance sheet date. Revenue and expenses are translated at average exchange rates prevailing during the period. Translation adjustments arising from differences in exchange rates are charged or credited to profit or loss.

SILANIS INTERNATIONAL LIMITED

Notes to the consolidated financial statements

December 31, 2014

(in GBP)

2. Summary of Significant Accounting Policies (Cont’d)

Investment in an associate

The Company owns an equity investment in Silanis over which it has a significant influence. Significant influence is the power to participate in, but not control, the financial and operating decisions of the investee. Investments in associates are accounted for using the equity method, under which the investment is initially recorded at cost and subsequently adjusted by the Company’s share of the associate’s post-acquisition change in net assets, less any impairment in value and after any changes in foreign currency translation adjustment. When the Company’s carrying value in an associate is reduced to zero, no further losses are recorded in the Company’s financial statements. When the associate subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized on deferred tax assets and liabilities and in income in the period that includes the enactment date.

The Company monitors our potential income tax exposures as required by ASC 740-10, Income Taxes.

The Company has significant net operating losses and other deductible carryforwards available to reduce the liability on future taxable income. A valuation allowance has been provided to offset some of these future benefits because we have not determined that their realization is more likely than not.

Recently Issued Accounting Pronouncements

ASU 2015-17 – Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes

In November 2015, the FASB issued ASU 2015-17, which require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position.

The amendments in this update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this updated.

The amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

SILANIS INTERNATIONAL LIMITED

Notes to the consolidated financial statements

December 31, 2014

(in GBP)

2. Summary of Significant Accounting Policies (Cont’d)

ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis

The amendments in ASU 2015-02 are intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations and securitization structures. The new standard reduces the number of consolidation models and improves current GAAP by:

•	placing more emphasis on risk of loss when determining a controlling financial interest;

•	reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (VIE); and

•	changing consolidation conclusions for public and private companies in several industries that typically make use of limited partnerships or VIEs.

The amendments are effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. ASU 2015-02 may be applied retrospectively in previously issued financial statements.

ASU 2015-01, Income Statement—Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items

The amendments in ASU 2015-01 eliminate from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present and disclose extraordinary events and transactions. This ASU will align more closely U.S. GAAP income statement presentation guidance with IAS 1, Presentation of Financial Statements, which prohibits the presentation and disclosure of extraordinary items.

The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

SILANIS INTERNATIONAL LIMITED

Notes to the consolidated financial statements

December 31, 2014

(in GBP)

2. Summary of Significant Accounting Policies (Cont’d)

ASU 2014-15, Presentation of Financial Statements —Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern

The FASB has issued ASU No. 2014-15 which is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes.

The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued.

3. Investment in associate

As at December 31, 2014, the details of the investment are as follows:

£
Carrying value as at January 1, 2014	1,095,723
Capital distribution received from the associate (Note 7)	(129,483)
Share of loss for the year ended December 31, 2014	(1,362,491)
Foreign currency translation adjustment	482,267

Carrying value as at December 31, 2014	86,016

As at September 30, 2015, the details of the investment are as follows:

£ (Unaudited)
Carrying value as at January 1, 2015	86,016
Capital distribution received from the associate (Note 7)	(58,793)
Share of loss for the period ended September 30, 2015	(88,436)
Foreign currency translation adjustment	2,420

Carrying value as at September 30, 2015	(58,793)

For the period ended September 30, 2015, the Company’s share of loss in the associate exceeds its investment by £1,025,573. The losses in excess of the investment of £1,025,573 were not recognized in the Company’s financial statements as the imminent return to profitable operations of the associate is not assured. When the associate returns to profitability, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

SILANIS INTERNATIONAL LIMITED

Notes to the consolidated financial statements

December 31, 2014

(in GBP)

3. Investment in associate (Cont’d)

As at December 31, 2014, on a consolidated basis, the Company owns 21,750,000 Class A common shares and 6,500,000 Class D shares of Silanis or 29.26% of the issued and fully paid shares of Silanis. The share capital of Silanis is comprised of 21,750,000 Class A common shares, 26,666,460 Class B Exchangeable shares, 32,140,566 Class C Exchangeable shares and 6,500,000 Class D shares, each of which rank pari passu with Class A common shares.

As at September 30, 2015, on a consolidated basis, the Company owns 21,750,000 Class A common shares and 6,500,000 Class D shares of Silanis or 29.24% of the issued and fully paid shares of Silanis. The share capital of Silanis is comprised of 21,750,000 Class A common shares, 26,666,460 Class B Exchangeable shares, 32,215,566 Class C Exchangeable shares and 6,500,000 Class D shares, each of which rank pari passu with Class A common shares.

Silanis’ Class B and Class C Exchangeable shares are exchangeable into ordinary shares of the Company. On June 26, 2014, Silanis issued 9,498,564 Class A Preferred Shares for cash consideration of $US 5,000,000, less $US 128,113 of issue costs.

In the event of exercise of option to exchange by the Class B and Class C shareholders, Silanis will cancel the equivalent number of Class B Exchangeable shares and Class C Exchangeable shares and the Company will issue an equivalent number of ordinary shares to the holders of the exchangeable shares. In return for issuance of shares, the Company’s wholly-owned subsidiary, Silanis Canada Inc., will receive Class D common shares in Silanis, which rank pari passu with Class A common shares and Silanis Canada Inc. will issue an equivalent number of common shares to the Company.

4. Share capital

	As at December 31, 2014		As at September 30, 2015 (Unaudited)
	Number	£	Number	£
Authorized	10,000,000,000	100,000,000	10,000,000,000	100,000,000
Issued and fully paid	28,250,000	282,500	28,250,000	282,500

As per the Articles of Association of the Company, the authorized share capital of the Company is 10,000,000,000 ordinary shares of £0.01 each.

SILANIS INTERNATIONAL LIMITED

Notes to the consolidated financial statements

December 31, 2014

(in GBP)

4. Share capital (Cont’d)

The following schedule presents the movement of the shareholders’ equity of the Company:

	Capital stock £	Additional paid in capital £	Translation reserve £	Deficit £
Opening balance, December 31, 2013	282,500	10,096,250	1,813,803	(11,209,444)
Net loss for the period	—	—	—	(1,423,581)
Translation adjustment	—	—	482,267	—

Ending balance, December 31, 2014	282,500	10,096,250	2,296,070	(12,633,025)
Net loss for the period	—	—	—	(120,086)
Translation adjustment	—	—	2,420	—

Ending balance September 30, 2015	282,500	10,096,250	2,298,490	(12,753,111)

5. Additional paid in capital

The share premium arose on the issuance of 21,750,000 equity shares on June 26, 2007, for consideration of £10,005,000, as well as the issuance of 6,500,000 shares on June 9, 2013, for share consideration with a fair value of £373,750. No changes have occurred during the periods ended December 31, 2014 and September 30, 2015.

6. Income taxes

The Company is incorporated in Jersey and currently conducts its affairs in such a way that it is regarded as resident for tax purposes in Canada.

As the Company is tax resident in Canada, the Company is non-resident for tax purposes in Jersey under the provisions of Article 123 of the Income Tax (Jersey) Law and the Company is not subject to Jersey tax other than in respect of Jersey property income or on the profits of a permanent establishment located in Jersey.

The current tax charge is nil for the year ended December 31, 2014, and for the nine months period ended September 30, 2014 and September 30, 2015.

SILANIS INTERNATIONAL LIMITED

Notes to the consolidated financial statements

December 31, 2014

(in GBP)

6. Income taxes (Cont’d)

The Canadian corporate tax rate varies with taxable income. For 2014 and 2015, our statutory rate was 26.9%. The differences between the income tax provisions computed using the statutory federal income tax rate and the provisions for income taxes reported in the consolidated statements of loss and comprehensive loss are as follows:

	For the year ended December 31, 2014 £	For the nine months ended September 30, 2014 (unaudited) £	For the nine months ended September 30, 2015 (unaudited) £
Expected tax at statutory rate	(253,213)	(102,249)	(31,652)
Non-deductible expenses	197,005	51,767	23,138
Prior year adjustment	26,503	—	—

Change in valuation allowance	29,705	50,482	8,514

Total	—	—	—

The major components of the deferred tax assets classified by the source of temporary differences are as follows:

	For the year ended December 31, 2014 £	For the nine months ended September 30, 2014 (unaudited) £	For the nine months ended September 30, 2015 (unaudited) £
Non-capital losses carryforward	29,705	23,979	38,219
Valuation allowance	(29,705)	(23,979)	(38,219)

	—	—	—

Current deferred tax assets and liabilities are netted by tax jurisdiction. Similarly, long-term deferred tax assets and liabilities are netted by tax jurisdiction.

SILANIS INTERNATIONAL LIMITED

Notes to the consolidated financial statements

December 31, 2014

(in GBP)

6. Income taxes (Cont’d)

The net change in the valuation allowance during the period ended December 31, 2014, was an increase of $29,705. The net change in the valuation allowance during the period ended September 30, 2015, was an increase of $8,514. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2014 and September 30, 2015 (unaudited).

As at December 31, 2014, there were net operating losses of approximately $110,000 that may be applied against earnings of future years. Utilization of the net operating losses is subject to significant limitations imposed by the change in control provisions. Losses will be expiring between 2033 and 2034. A portion of the net operating losses may expire before they can be utilized. The deferred tax benefit of these items is not recognized in the accounts as it has been fully provided for.

Unrecognized Tax Benefits

The Company does not have any unrecognized tax benefits.

7. Related party transactions

Pursuant to the Silanis’ articles of incorporation, Silanis will pay ongoing expenses of the Company by way of a capital distribution on Silanis’ outstanding Class A common shares held by the Company. As at December 31, 2014, disbursements of £58,793 were incurred by the Company and are included in accounts payable to an associate of which £43,891 were incurred in the nine months ended September 30, 2014. As at September 30, 2015, disbursements of £25,715 were incurred by the Company and are included in accounts payable to an associate. As at December 31, 2014, a capital distribution amounting to £129,483 was declared by Silanis to pay for the disbursements incurred during the year ended December 31, 2013, and satisfied through the reduction of a portion of the amount payable to the associate. As at September 30, 2015, a capital distribution in the amount of £58,793 was declared by Silanis.

SILANIS INTERNATIONAL LIMITED

Notes to the consolidated financial statements

December 31, 2014

(in GBP)

8. Subsequent events

On September 14, 2015, the shareholders of the Company passed special resolutions approving the continuance of the Company from Jersey under the Companies (Jersey) Law 1991 into Canada under the Canada Business Corporations Act (the “Continuance”). Upon completion of the Continuance, each of the Company, its wholly-owned subsidiary and Silanis (collectively the “Silanis Companies”) would be Canadian corporations.

On October 6, 2015, the Silanis Companies entered into an arrangement agreement (the “Arrangement”). The Arrangement involved (i) the amalgamation of the Silanis Companies (the resulting entity being “Amalco”) through, and the exchange of each issued and outstanding of the Company share and Silanis share for one Amalco share (being the “Amalco Shares”), and the exchange of each of Silanis’ options for one option to purchase common shares of Amalco (being the “Amalco Options”); (ii) the cancellation of all Amalco Options by Amalco; and (iii) the acquisition of all of the issued and outstanding Amalco Shares by 685102 N.B. Inc. (“Purchaser”), a wholly-owned subsidiary of VASCO Data Security International, Inc. (“Parent”). The Arrangement was subject to (i) receiving no less than 66 2⁄3% of votes cast in favor by the security holders of the Silanis Companies; (ii) receipt of a final order by the Quebec Superior Court in respect of the Arrangement; and (iii) satisfaction of customary closing conditions.

On October 19, 2015, and in accordance with their share terms, the holders of 9,498,564 Class A Preferred Shares of Silanis converted their shares into 9,498,564 Class C Exchangeable Shares.

On October 26, 2015, the Company was continued under the Canada Business Corporations Act and the Company became a Canadian corporation. Upon the Continuance, each outstanding ordinary share in the Company’s pre-continuance was converted into one fully paid and non-assessable common share in the Company.

On November 18, 2015, and pursuant to an interim order of the Quebec Superior Court dated October 23, 2015 (the “Interim Order”), an annual and special meeting of the security holders of Silanis was held. At the meeting, the holders of (i) Class A Common Shares, Class B Exchangeable Shares, Class C Exchangeable Shares and Class D Common Shares of Silanis; and (ii) options to purchase Class C Exchangeable Shares of Silanis, together voted unanimously in favor of the Arrangement.

Also on November 18, 2015 and pursuant to the Interim Order, a special meeting for the shareholders of the Company was held. At the meeting, holders of the Company’s shares voted unanimously in favor of the Arrangement.

On November 23, 2015 a final order of the Quebec Superior Court was issued in respect of the Arrangement.

On November 25, 2015, the Arrangement was completed and 96,630,593 Amalco shares were acquired by the Purchaser.

Management has performed an evaluation of the Company’s activities through January 29, 2016, date on which these financial statements were available to be issued and concluded that there are no additional significant events requiring recognition or disclosure.